UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2018, Avid Technology, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2018 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 2.02 is incorporated by reference herein.

Non-GAAP Financial Measures and Operational Metrics. The attached Press Release includes financial measures that are not based on generally accepted accounting principles, or GAAP. . These non-GAAP financial measures, which are not based on a comprehensive set of accounting rules or principles, include the following: Adjusted EBITDA, Free Cash Flow and non-GAAP Gross Profit and Margin. Avid defines Adjusted EBITDA as non-GAAP operating income (loss) excluding depreciation expense, with non-GAAP operating income (loss) defined as GAAP operating income (loss) excluding restructuring costs, stock-based compensation, amortization of intangibles as well as other unusual items such as costs related to the restatement, M&A related activity, and efficiency program. Avid defines Free Cash Flow as GAAP operating cash flow less capital expenditures. Non-GAAP Gross Profit and Margin is defined as GAAP gross profit and margin, excluding amortization of intangible assets and stock-based compensation expense. Reconciliations of these non-GAAP financial measures to their most comparable GAAP measures are contained in the tables accompanying the Press Release. The attached Press Release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the attached Press Release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

These non-GAAP financial measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The attached Press Release also includes the operational metrics of Bookings, Recurring Revenue and Annual Contract Value. Definitions of all of these operational metrics are included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com. Recurring Revenue is defined as the sum of subscription, maintenance and revenue under our long-term contractual agreements. Annual Contract Value is defined, as of a given date, as the sum of the following three components: (i) the annual value of all long-term contractual agreements in effect on such date, calculated by dividing the total value of each contract (excluding expected maintenance revenue included in (ii) below and expected subscription revenue included in (iii) below) divided by the total number of years of such contract, (ii) maintenance revenue for the quarter ended on such date, multiplied by four, and (iii) subscription revenue for the quarter ended on such date, multiplied by four.

Limitation on Incorporation by Reference. The information furnished in Items 2.02 and 7.01, including the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. This Form 8-K, and the Press Release attached as Exhibit 99.1 contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the Press Release regarding these forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1	Press Release announcing financial results, dated August 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: August 9, 2018	By: /s/ Kenneth Gayron Name: Kenneth Gayron Title: Executive Vice President and CFO